UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34126	20-5961396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of principal executive offices, including zip code)

(813) 405-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2012, Homeowners Choice, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Houlihan Lokey Capital, Inc., as representative of the underwriters (the “Underwriter”), pursuant to which the Company agreed to sell 1,600,000 shares (the “Underwritten Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), for $11.75 per share, less a 6.0% underwriting commission. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 240,000 shares (the “Additional Shares”) of Common Stock at the public offering price, less a 6.0% underwriting commission, within 45 days from the date of the Underwriting Agreement to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-180322), and the Prospectus Supplement dated April 19, 2012. The foregoing is a summary of the Underwriting Agreement and is qualified by reference to the full text of the Underwriting Agreement, which is filed as an exhibit hereto.

The Company expects the closing of the sale of the Underwritten Shares to occur on April 25, 2012.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012

HOMEOWNERS CHOICE, INC.

By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 19, 2012, between Homeowners Choice, Inc. and Houlihan Lokey Capital, Inc., as Representative of the Underwriters.

3